UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2005

SNRG CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-33193

(Commission File Number)

88-0435904

(IRS Employer Identification No.)

2401 Fountain View Drive, Houston, Texas 77070

(Address of principal executive offices and Zip Code)

(713) 782-5758

Registrant's telephone number, including area code

Texen Oil & Gas, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 22, 2005, we:

(a)	changed our name from "Texen Oil & Gas, Inc." to "SNRG Corporation";
(b)	increased the authorized number of shares of our common stock from 100,000,000 shares to 500,000,000 shares, par value of $0.001 per share; and
(c)	altered our authorized share capital to authorize the issuance of up to 300,000,000 shares of preferred stock, par value of $0.001 per share (the "Preferred Shares"), for which the board of directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of the Preferred Shares;

The name change, increase in the authorized capital and the creation of the Preferred Shares was recorded by the Secretary of State of the State of Nevada on July 22, 2005 The name change took effect with the NASD Inc.’s Over-the-Counter Bulletin Board at the opening for trading on August 2, 2005 under our new stock symbol "SNRG". Our company's new CUSIP number is 78461V 10 9.

Exhibit 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1  Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of the State of Nevada on July 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNRG CORPORATION

By:	/s/ D. Elroy Fimrite

D. Elroy Fimrite

President and Chief Executive Officer

Date: August 4, 2005